UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2022

Intersect ENT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (650) 641-2100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	XENT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On April 15, 2022, Intersect ENT, Inc. (the “Company”), entered into an Amendment No.1 to Facility Agreement (the “Amendment”), which amends that certain Facility Agreement (as amended by the Amendment, the “Facility Agreement”), by and among the Company, as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Medtronic, Inc., a Minnesota corporation (the “Lender”), providing for an incremental unsecured subordinated loan of a principal amount equal to $15 million by the Lender to the Company (the “Incremental Loan”) upon the terms and conditions set forth in the Facility Agreement (the “Financing”). The Incremental Loan will mature one hundred eighty (180) days following the earlier of (x) the Maturity Date (as defined in the Deerfield Facility Agreement (as defined in the Facility Agreement)) and (y) the date on which the Deerfield Facility Agreement has been fully paid in cash and is terminated, unless earlier repaid or accelerated. The Incremental Loan survives the termination of the Merger Agreement (as defined the Facility Agreement) and remains due and payable until repaid or otherwise satisfied in full. The Company plans to use the proceeds from the Incremental Loan to provide funding for general corporate purposes.
The Incremental Loan accrues interest at 5% per annum with accrued interest to be paid at maturity. The Company’s obligations under the Incremental Loan and the Facility Agreement are required to be guaranteed by all of its existing and future subsidiaries (other than certain excluded and immaterial subsidiaries). The Incremental Loan may be prepaid in part or in full prior to maturity without any penalty or premium.
The foregoing description of the Amendment and the Financing does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Facility Agreement, dated as of April 15, 2022, by and among Intersect ENT, Inc., certain of Intersect ENT, Inc.’s subsidiaries from time to time party thereto as guarantors and Medtronic, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
April 18, 2022
	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Executive Vice President, General Counsel and Corporate Secretary